UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 29, 2016

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-2333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on June 14, 2016, Kurt C. Graves submitted his resignation as a member of the board of directors (the “Board”) of Pulmatrix, Inc. (the “Company”), which resignation became effective immediately.

On September 29, 2016 (the “Effective Date”), the Board appointed Matthew Sherman, M.D. as a Class II director, to serve for a term expiring at the next annual meeting of the Company’s stockholders at which the term of the Class II directors expires or until his successor is duly elected and qualified, or his earlier death, resignation or removal.

Dr. Sherman, age 61, has served as Chief Medical Officer of Acceleron Pharma, Inc. since May 2006 and as Executive Vice President Acceleron Pharma, Inc. since March 2015. Prior to joining Acceleron, he served as Senior Vice President and Chief Medical Officer at Synta Pharmaceuticals where he was responsible for clinical research, clinical operations, biostatistics, data management, regulatory affairs, quality assurance and program management. Prior to that, Dr. Sherman worked at Genetics Institute and Wyeth Pharmaceuticals in various capacities including Therapeutic Area Director for Oncology. While at Wyeth, Dr. Sherman provided senior oncology and hematology leadership for worldwide clinical development for both small molecule and biologic therapeutics, including the submission and approval of Mylotarg® by the FDA. He has published numerous papers and book chapters in the field of oncology and clinical development and is named as an inventor of several patents. Dr. Sherman is board certified in Medical Oncology and Internal Medicine and held various clinical positions at Harvard Medical School with corresponding hospital appointments at the Dana-Farber Cancer Institute and Brigham and Women’s Hospital. Dr. Sherman received an SB in chemistry from the Massachusetts Institute of Technology and an M.D. from Dartmouth Medical School. Dr. Sherman brings to the Board his medical background and extensive experience as a biopharmaceutical industry leader in clinical research and development.

In connection with his appointment to the Board, Dr. Sherman was granted a stock option on the Effective Date to purchase 8,800 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) with (i) an exercise price equal to the fair market value of a share of Common Stock on the date of grant, (ii) a term of ten years and (iii) one-fourth of the stock option vesting on the first anniversary of the date of grant and an additional 2.083% vesting on the last day of each of the thirty-six months that follow the first anniversary of the date of grant, provided that Dr. Sherman is providing services to the Company through the applicable vesting dates and subject to the terms and conditions of the Pulmatrix, Inc. 2013 Employee, Director and Consultant Equity Incentive Plan and the Company’s standard form of stock option agreement.

Item 8.01	Other Events.

On October 3, 2016, the Company issued a press release announcing the appointment of Dr. Sherman to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated October 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: October 3, 2016	By:	/s/ William Duke, Jr.
William Duke, Jr.
Chief Financial Officer